Exhibit 10.46

For Bank Use Only	Reviewed by

Due SEPTEMBER 5, 2012
Customer # 6517384088		Loan # #109
AMENDMENT TO LOAN AGREEMENT AND NOTE
     This amendment (the “Amendment”), dated as of the date specified below, is by and between the borrower (the “Borrower”) and the bank (the “Bank”) identified below.
RECITALS
     A. The Borrower and the Bank have executed a Loan Agreement (the “Agreement”) dated SEPTEMBER 21, 2007 and the Borrower has executed a Note (the “Note”), dated SEPTEMBER 21, 2007 , either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the “Loan Documents”), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the stated amount of $10,000,000.00 , as may be amended from time to time.
B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.
C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.
TERMS OF AGREEMENT
     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:
     ☑ Change in Maturity Date. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “ SEPTEMBER 5, 2012
     ☐ Change in Maximum Loan Amount. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with “$                                            ”, which evidences an additional                                             available to be advanced subject to the terms and conditions of the Agreement and Note.
     ☐ Temporary Increase in Maximum Loan Amount. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from to                      $effective                      through                      annually.
On                      through                      annually, the maximum principal amount that may be borrowed thereunder shall revert to $                      and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.
     ☐ Change in Multiple Advance Termination Date. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with “
     ☐ Change in Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:
©us bancorp 2001

     ☐ Change in Late Payment Fee. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.
     ☑ Change in Closing Fee. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $5,000.00 (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.
     ☐ Change in Paid-In-Full Period. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.
     Default Interest Rate. Notwithstanding any provision of this•Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.
     Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.
     Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.
     No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.
     Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.
     Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.
     Transferable Record. The agreement and note, as amended, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.
     Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.
[SIGNATURE(S) ON NEXT PAGE]

Dated as of: SEPTEMBER 1, 2010

Outdoor Channel Holdings, Inc.
(Individual Borrower)	Borrower Name (Organization)

Borrower Name N/A
	Name and Title:	Thomas Allen Chief Financial Officer
By:
Borrower Name N/A	Name and Title:

Agreed to:
U.S. BANK N.A.
(Bank)

By:
Andrew P. Reed
Name and Title: Vice President

6517384088
CORPORATE RESOLUTION FOR BORROWING AND/OR PLEDGING ASSETS
Outdoor Channel Holdings, Inc.

NAME OF CORPORATION
WHEREAS, this corporation may enter into financial transactions or accommodations with U.S. BANK N.A.                                          (the “Bank”) from time to time;
NOW, THEREFORE, RESOLVED, that any i of the officers of this corporation denoted below: [mark authorized officers]

☐	Chairman of the Board
☐	President		Treasurer	☑	Other:	Chief Financial Officer
☐	Any Vice President	☑	Secretary	☑	Other:	Chief Executive Officer
			Any Assistant Treasurer		Other:

			Any Assistant Secretary		Other:

is (are) authorized, on behalf of and in the name of this corporation, (a) to borrow money from the Bank from time to time in such amounts as such officer(s) shall deem advisable; (b) to make, execute, seal with the corporate seal, and deliver to the Bank, from time to time, loan agreements, disbursing agreements, notes, applications for letters of credit, and other evidence of or agreements concerning such indebtedness, in such amounts with such maturities, at such rates of interest, and upon such terms and conditions as said officer(s) shall approve; (c) to pledge, assign, mortgage or otherwise grant a security interest in any or all real property, fixtures, tangible or intangible personal property, or any other assets of this corporation, to execute, seal with the corporate seal, and deliver to the Bank such security agreements, chattel mortgages, assignments, financing statements, real estate mortgages, deeds of trust, lease or rental assignments, assignments of life insurance, agreements not to encumber, or other agreements respecting any or all interests in real or personal property now owned or hereafter acquired by this corporation as may be requested by the Bank to secure any obligations of this corporation to the Bank or to secure the obligations of a third party to the Bank, now existing or hereafter arising, all upon such terms and conditions as said officer(s) shall approve, and to perform such acts required of this corporation in such agreements or otherwise to perfect such security interests; (d) to sell to the Bank, with or without recourse, accounts, contract rights, general intangibles, instruments, documents, chattel paper, equipment, inventory, insurance policies, deposit accounts, rights in action or other personal property of this corporation; (e) to endorse or assign and deliver such property to the Bank, and from time to time to withdraw and make substitutions of such property, or to sell such property to third persons and cause the proceeds of such sales to be applied against the obligations of this corporation to the Bank; (f) to give subordinations, guaranties or other financial accommodations to the Bank (it being the judgment of the governing body of this corporation that any such guaranties may reasonably be expected to benefit the corporation); and (g) to endorse and deliver for discount with the Bank, notes, certificates of deposit, bills of exchange, orders for the payment of money, chattel paper, commercial, or other business paper, howsoever drawn, either belonging to or coming into the possession of this corporation. The signature(s) of said officer(s) appearing on any of the foregoing instruments shall be conclusive evidence of (his/her) (their) approval thereof.
     FURTHER RESOLVED, that the authority granted to the officers of this corporation shall continue in full force and effect, and said Bank may rely thereon in dealing with such officers, unless and until written notice of any change in or revocation of such authority shall be delivered to said Bank to the attention of Commercial Loan Servicing by an officer or director of this corporation, and any action taken by said officers and relied on by said Bank pursuant to the authority granted herein prior to its receipt of such written notice shall be fully and conclusively binding on this corporation.
     FURTHER RESOLVED, that the actions of any officer of this corporation heretofore taken in borrowing money from the Bank for and on behalf of this corporation, and in securing such indebtedness in any manner authorized herein, and in selling or assigning property of this corporation to the Bank with or without recourse, and in discounting with the Bank commercial and other business paper, be and the same hereby are in all respects ratified, confirmed and approved.
     FURTHER RESOLVED, that in consideration of any loans or other financial accommodation made by the Bank to this corporation, this corporation shall be authorized to and shall assume full responsibility for and hold the Bank harmless from any and all payments made or any other actions taken by the Bank in reliance upon the signatures, including facsimiles thereof, of any person or persons holding the offices of this corporation designated above regardless of whether or not the use of the facsimile signature was unlawful or unauthorized and regardless of by whom or by what means the purported signature or facsimile signature may have been affixed to any instrument if such signatures reasonably resemble the specimen or facsimile signatures as provided to the Bank, or for refusing to honor any signatures not provided to the Bank; and that this corporation agrees to indemnify the Bank against any and all claims, demands, losses, costs, damages or expenses suffered or incurred by the Bank resulting from or arising out of any such payment or other action. The foregoing indemnification shall be effective and may be enforced by the Bank upon delivery to the Bank of a copy of this resolution certified by the Secretary, Assistant Secretary or any other officer of this corporation.
     FURTHER RESOLVED, that the Secretary, Assistant Secretary or any other officer of this corporation is authorized and directed to certify to the Bank the foregoing resolutions and that the provisions thereof are in conformity with the Articles of Incorporation and By-Laws of this corporation and to certify to the Bank the names of the persons now holding the offices referred to above and any changes hereafter in the persons holding said offices together with specimens of the signatures of such present and future officers.

     FURTHER RESOLVED, that all prior resolutions of this corporation authorizing the borrowing of money from the Bank and the securing thereof, be and they hereby are rescinded and superseded as to all borrowings from the Bank and security transactions with respect thereto effected after the date of adoption of these resolutions.
0310A ©us bancorp 2001	6/03

     I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary (or as otherwise designated below) and the custodian of the records of the above-named corporation, a corporation organized and existing and in good standing under the laws of the State of
     Delaware The foregoing resolutions (i) are true and correct copies of the resolutions duly adopted in accordance with law and the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation and that such resolutions are now in full force and effect without modifications and are duly recorded in the minute book of the corporation or (ii) are otherwise in conformity with existing resolutions, the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation, and permit the officers designated herein to undertake all the activities set forth above.
     I FURTHER CERTIFY that set forth below are the true titles, names and genuine signatures of the duly elected or appointed, qualified and acting officers of said corporation presently holding such offices who are authorized under the foregoing resolutions:

Title	Name*	Signature*

Chairman of the Board

President

Vice President

Treasurer

Secretary	Tom Hornish	/s/ Tom Hornish

Assistant Treasurer

Assistant Secretary

Other

Other	Name & Title Thomas Allen Chief Financial Officer	/s/ Thomas Allen

Other	Name & Title Roger Werner Chief Executive Officer	/s/ Roger Werner

Other	Name & Title

     I FURTHER CERTIFY that copies of the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation which have heretofore been delivered to the Bank or which are delivered herewith are true and correct copies and that such Charter or Articles or Certificate and By-Laws or Code of Regulations, as applicable, are presently in full force and effect.
     IN WITNESS WHEREOF, I have affixed my name in my official capacity and have caused the corporate seal of the corporation to be hereunto affixed on
          (CORPORATE SEAL)

Secretary

*	Only the names and signatures of officers who will act in transactions with the Bank need be inserted.